UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2014

ASTRONICS CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 Commerce Way East Aurora, New York	14052
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 805-1599

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 13, 2014, Astronics Corporation held its 2014 Annual Meeting of Shareholders (“Annual Meeting”) for which the Board of Directors solicited proxies. At the Annual Meeting, the shareholders voted on the following:

1.	To elect the Board of Directors;
2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the current fiscal year;
3.	To conduct a shareholder advisory vote on the compensation of our named executive officers; and
4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

In accordance with the Company’s Restated Certificate of Incorporation, on all agenda items the holders of Astronics common shares and Class B shares voted together as one class, with each common share entitled to one vote and each Class B share entitled to ten votes.

The final voting results on each of the matters submitted to a vote of shareholders at the Annual Meeting were as follows:

1)	The nominees to the Board of Directors were elected based on the following shares voted:

	For	Withheld
Raymond W. Boushie	35,016,909	1,995,570
Robert T. Brady	32,486,812	4,525,667
John B. Drenning	26,605,385	10,407,094
Peter J. Gundermann	28,955,529	8,056,950
Kevin T. Keane	25,651,678	11,360,801
Robert J. McKenna	30,084,739	6,927,740

2)	Ratification of Ernst & Young LLP as independent registered accounting firm for fiscal year 2014. A total of 43,690,714 votes were cast for the proposal, 1,473,525 votes were cast against it and 477,716 votes abstained. There were no broker non-votes. The affirmative votes constituted more than a majority of the votes represented at the meeting, the number needed to approve the proposal.

3)	The shareholder advisory vote on the compensation of our named executive officers was passed. A total of 35,796,762 votes were cast for the proposal, 893,544 votes were cast against it, 322,173 votes abstained and there were 8,629,476 broker non-votes. The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astronics Corporation

Dated: May 13, 2014	By:	/s/ David C. Burney
	Name:	David C. Burney
Vice President and Chief Financial Officer